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                                  Exhibit 16.1


                                 April 10, 2001




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: NESCO, Inc.

We have read the statements that we understand NESCO, Inc. will include under
Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

                                        Yours very truly,


                                        Tullius Taylor Sartain & Sartain LLP